EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS FIRST QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—May 10, 2011—Rovi Corporation (NASDAQ: ROVI) announced today that it had first quarter 2011 GAAP revenues of $161.5 million, compared to $129.4 million for the first quarter of 2010. First quarter 2011 GAAP net income was $17.0 million, compared to $68.1 million for the first quarter of 2010.  In 2010, the first quarter included a $108.5 million tax benefit primarily as a result of entering into a closing agreement with the Internal Revenue Service related to the 2008 sale of the TV Guide Magazine business. There was no comparable benefit in 2011.  GAAP diluted net income per common share for the first quarter of 2011 was $0.15, compared to net income per common share of $0.64 for the first quarter of 2010.

On a non-GAAP Adjusted Pro Forma basis, revenue for the first quarter 2011 was $195.4 million, compared to $174.6 million for the first quarter of 2010.  Adjusted Pro Forma Income was $71.7 million in the first quarter of 2011, compared to $50.3 million in the first quarter of 2010.  Adjusted Pro Forma Income Per Common Share for the first quarter of 2011 was $0.61, compared to $0.45 for the first quarter of 2010. Adjusted Pro Forma Revenue, Income and Income Per Common Share are defined below, in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We are pleased with our fast start to 2011 and the continued progress and success of our business,” said Fred Amoroso, President and CEO of Rovi.  “We have made excellent progress on the Sonic integration and are beginning to realize the benefits and synergies that we believe exist in the combination.”

“We believe we are on our way towards achieving our expected range of between $775 million and $825 million in 2011 Adjusted Pro Forma Revenue, which includes Sonic Solutions for the full calendar year 2011,” added James Budge, Chief Financial Officer of Rovi.  “And we are increasing our expectations for our 2011 full-year Adjusted Pro Forma Income Per Common Share including Sonic Solutions to range between $2.25 and $2.55.”

Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP pro forma information prepared in accordance with ASC 805, Business Combinations.

Adjusted Pro Forma and GAAP pro forma measures assume the Sonic Solutions business combination occurred on January 1, 2010.  Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, the reversals of discrete tax items including reserves and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, gains on sale of strategic investments, the loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company’s management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, losses on debt redemption, the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting, gains on sale of strategic investments and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses.  Management reclassifies the current period benefit of the interest rate swaps from gain on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments reduce the interest rate the Company effectively pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management is using Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures have limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on May 10, 2011.  Investors and analysts interested in participating in the conference are welcome to call 877-941-2332  (or international +1-480-629-9722) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com on May 10, 2011 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through May 15, 2011 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4431702#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively discover new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by a leading collection of entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds nearly 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,”

 “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2011 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #

Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$161,455	$129,370

Costs and expenses:
Cost of revenues	25,265	41,456
Research and development	33,793	25,332
Selling, general and administrative	46,245	34,060
Depreciation	4,668	4,771
Amortization of intangible assets	26,118	20,582
Restructuring and asset impairment charges	2,493	-
Total costs and expenses	138,582	126,201

Operating income from continuing operations	22,873	3,169
Interest expense	(12,986)	(10,910)
Interest income and other, net	1,984	(396)
Gain (loss) on interest rate swaps and caps, net	85	(6,336)
Loss on debt redemption	(9,070)	(14,313)
Income (loss) from continuing operations before income taxes	2,886	(28,786)
Income tax benefit	(14,392)	(108,520)
Income from continuing operations, net of tax	17,278	79,734
Discontinued operations, net of tax	(243)	(11,639)
Net income	$17,035	$68,095

Basic income (loss) per share:
Basic income per share from continuing operations	$0.16	$0.77
Basic loss per share from discontinued operations	0.00	(0.11)
Basic net income per share	$0.16	$0.66

Shares used in computing basic net earnings per share	108,339	102,560

Diluted income (loss) per share:
Diluted income per share from continuing operations	$0.15	$0.75
Diluted loss per share from discontinued operations	0.00	(0.11)
Diluted net income per share	$0.15	$0.64

Shares used in computing diluted net earnings per share	116,434	106,403

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$280,380	$200,195
Short-term investments	276,138	295,120
Trade accounts receivable, net	103,186	78,672
Taxes receivable	2,355	6,811
Deferred tax assets, net	35,478	15,403
Prepaid expenses and other current assets	24,786	12,639
Total current assets	722,323	608,840
Long-term marketable securities	142,101	200,852
Property and equipment, net	39,159	39,205
Finite-lived intangible assets, net	978,757	702,385
Other assets	56,819	48,785
Goodwill	1,351,834	857,216
Total assets	$3,290,993	$2,457,283
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$88,790	$74,512
Deferred revenue	18,245	15,577
Current portion of long-term debt	71,268	130,816
Total current liabilities	178,303	220,905
Taxes payable, less current portion	63,256	56,566
Long-term debt, less current portion	1,025,415	378,083
Deferred revenue, less current portion	5,302	3,995
Long-term, deferred tax liabilities, net	39,177	26,249
Other non current liabilities	24,619	19,293
Total liabilities	1,336,072	705,091
Redeemable equity component of convertible debt	806	3,859
Stockholders’ equity:
Common stock	119	112
Treasury stock	(211,927)	(134,931)
Additional paid-in capital	2,047,786	1,781,986
Accumulated other comprehensive loss	(1,203)	(1,139)
Retained earnings	119,340	102,305
Total stockholders’ equity	1,954,115	1,748,333
Total liabilities and stockholders' equity	$3,290,993	$2,457,283

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	March 31, 2011			March 31, 2010
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$72,843	$-	$72,843	$67,399	$-	$67,399
CE manufacturers	82,879	-	82,879	67,987	-	67,987
Consumer software and other revenue	39,665	-	39,665	39,192	-	39,192
	195,387	-	195,387	174,578	-	174,578
Costs and expenses:
Cost of revenues (2)	31,111	(736)	30,375	52,545	(24,844)	27,701
Research and development (3)	41,931	(5,713)	36,218	38,441	(2,810)	35,631
Selling, general and administrative (4)	56,607	(12,968)	43,639	54,658	(8,432)	46,226
Depreciation (5)	4,938	-	4,938	5,676	-	5,676
Amortization of intangible assets	32,337	(32,337)	-	34,359	(34,359)	-
Restructuring and asset impairment charges	2,493	(2,493)	-	5	(5)	-
Total costs and expenses	169,417	(54,247)	115,170	185,684	(70,450)	115,234
Operating income from continuing operations	25,970	54,247	80,217	(11,106)	70,450	59,344
Interest expense (6)	(12,978)	8,932	(4,046)	(10,956)	6,911	(4,045)
Interest income and other, net (7)	1,798	-	1,798	(767)	1,408	641
Gain on interest rate swaps and caps, net (8)	85	(85)	-	(6,336)	6,336	-
Loss on debt redemption	(9,070)	9,070	-	(14,313)	14,313	-
Income from continuing operations before income taxes	5,805	72,164	77,969	(43,478)	99,418	55,940
Income tax (benefit) expense (9)	9,490	(3,253)	6,237	(108,734)	114,328	5,594
Income from continuing operations, net of tax	$(3,685)	$75,417	$71,732	$65,256	$(14,910)	$50,346
Diluted income per share from continuing operations	$(0.03)		$0.61	$0.58		$0.45
Shares used in computing diluted net earnings per share (10)	111,418	5,619	117,037	112,307	(1,101)	111,206

(1) GAAP Pro Forma financial information has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic had occurred on January 1, 2010 (see Note 3 to the Condensed Consolidated Financial Statements included in the Company’s quarterly report filed on Form 10-Q for the three months ended March 31, 2011.)

(2) Adjustments to cost of revenues consist of the following:
		2011	2010
Equity based compensation		$(654)	$(360)
Transition and integration		(82)	-
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting			(24,484)
Total adjustment		$(736)	$(24,844)
(3) Adjustments to research and development consist of the following:
		2011	2010
Equity based compensation		$(4,537)	$(2,810)
Transition and integration		(1,176)	-
Total adjustment		$(5,713)	$(2,810)
(4) Adjustments to selling, general and administrative consist of the following:
		2011	2010
Equity based compensation		$(8,677)	$(8,432)
Transition and integration		(4,291)	-
Total adjustment		$(12,968)	$(8,432)

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates $1.4 million loss related to exiting the Guideworks Joint Venture.
(8) Adjustment eliminates non-cash mark-to-market loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(9) For the 2011 period, adjusts tax expense to the adjusted pro forma cash tax rate. For the 2010 period, the adjustments eliminate both the discrete income tax benefit due to the release of tax contingency reserves related to the net operating losses of the Company's former TV Guide Magazine business and the expense related to the valuation allowance established against the corresponding deferred tax assets, and adjusts tax expense to the adjusted pro forma cash tax rate.

(10) For the 2011 period, adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income and recognize the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive. For the 2010 period, adjustment recognizes the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	June 30, 2010			September 30, 2010
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$63,870	$-	$63,870	$65,712	$-	$65,712
CE manufacturers	74,197	-	74,197	75,765	-	75,765
Consumer software and other revenue	38,678	-	38,678	40,994	-	40,994
	176,745	-	176,745	182,471	-	182,471
Costs and expenses:
Cost of revenues (2)	26,730	(342)	26,388	36,494	(4,392)	32,102
Research and development (3)	35,959	(2,471)	33,488	37,041	(2,535)	34,506
Selling, general and administrative (4)	55,485	(9,268)	46,217	54,978	(9,584)	45,394
Depreciation (5)	5,383	-	5,383	5,490	-	5,490
Amortization of intangible assets	33,947	(33,947)	-	33,598	(33,598)	-
Total costs and expenses	157,504	(46,028)	111,476	167,601	(50,109)	117,492
Operating income from continuing operations	19,241	46,028	65,269	14,870	50,109	64,979
Interest expense (6)	(11,003)	9,332	(1,671)	(10,573)	10,047	(526)
Interest income and other, net (7)	222	(417)	(195)	2,111	-	2,111
Gain on interest rate swaps and caps, net (8)	19,025	(19,025)	-	16,411	(16,411)	-
Loss on debt redemption	(1,657)	1,657	-	-	-	-
Gain on strategic investments (Impairment losses)	-	-	-	5,895	(5,895)	-
Income from continuing operations before income taxes	25,828	37,575	63,403	28,714	37,850	66,564
Income tax (benefit) expense (9)	1,248	5,092	6,340	7,656	(1,000)	6,656
Income from continuing operations, net of tax	$24,580	$32,483	$57,063	$21,058	$38,850	$59,908
Diluted income per share from continuing operations	$0.22		$0.51	$0.18		$0.53
Shares used in computing diluted net earnings per share (10)	112,533	(1,568)	110,965	114,821	(1,897)	112,924

(1) GAAP Pro Forma financial information has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic had occurred on January 1, 2010 (see Note 3 to the Condensed Consolidated Financial Statements included in the Company’s quarterly report filed on Form 10-Q for the three months ended March 31, 2011.)

(2) Adjustments to cost of revenues consist of the following:		Three months ended
		June 30, 2010	Sept 30, 2010
Equity based compensation		$(342)	$(392)
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting		-	(4,000)
Total adjustment		$(342)	$(4,392)

(3) Adjustments to research and development are related to equity based compensation.
(4) Adjustments to selling, general and administrative are related to equity based compensation.
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates the $0.4 million adjustment related to the loss from exiting the Guideworks Joint Venture in the first quarter of 2010.
(8) Adjustment eliminates non-cash mark-to-market loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(9) Adjusts tax expense to the adjusted pro forma cash tax rate.
(10) Recognizes the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended
	December 31, 2010
	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$70,477	$-	$70,477
CE manufacturers	71,826	-	71,826
Consumer software and other revenue	44,160	-	44,160
	186,463	-	186,463
Costs and expenses:
Cost of revenues (2)	29,613	(546)	29,067
Research and development (3)	38,513	(3,381)	35,132
Selling, general and administrative (4)	58,541	(9,156)	49,385
Depreciation (5)	5,242	-	5,242
Amortization of intangible assets	33,601	(33,601)	-
Total costs and expenses	165,510	(46,684)	118,826
Operating income from continuing operations	20,953	46,684	67,637
Interest expense (6)	(10,560)	9,653	(907)
Interest income and other, net	(310)	-	(310)
Gain on interest rate swaps and caps, net (7)	5,097	(5,097)	-
Loss on debt redemption	(836)	836	-
Income from continuing operations before income taxes	14,344	52,076	66,420
Income tax (benefit) expense (8)	(37,840)	44,482	6,642
Income from continuing operations, net of tax	$52,184	$7,594	$59,778
Diluted income per share from continuing operations	$0.44		$0.51
Shares used in computing diluted net earnings per share (9)	118,747	(2,544)	116,203

(1) GAAP Pro Forma financial information has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic had occurred on January 1, 2010 (see Note 3 to the Condensed Consolidated Financial Statements included in the Company’s quarterly report filed on Form 10-Q for the three months ended March 31, 2011.)

(2) Adjustments to cost of revenues consists of $0.5 million of equity based compensation.
(3) Adjustments to research and development consists of $4.1 million of equity based compensation and $(0.8) million of released Sonic payroll tax witholding liabilities related to stock option review.

(4) Adjustments to selling, general and administrative consist of the following:
Equity based compensation			$(8,303)
Transaction and other M&A activities			(3,261)
Release of Sonic payroll tax witholding liabilities related to stock option review			2,408
Total adjustment			$(9,156)

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) Recognizes the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive.